As filed with the Securities and Exchange Commission on July 29, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MaxCyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8731 (Primary Standard Industrial Classification Code Number)	52-2210438 (I.R.S. Employer Identification No.)

22 Firstfield Road, Suite 110

Gaithersburg, Maryland 20878

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Doug Doerfler

President and Chief Executive Officer

MaxCyte, Inc.

22 Firstfield Road, Suite 110

Gaithersburg, Maryland 20878

(301) 944-1700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian F. Leaf Christian E. Plaza Katie A. Kazem Cooley LLP One Freedom Square Reston Town Center 11951 Freedom Drive Reston, Virgina 20190 (703) 456-8000	Maher Masoud EVP and General Counsel MaxCyte, Inc. 22 Firstfield Road, Suite 110 Gaithersburg, Maryland 20878 (301) 944-1700	Michael D. Maline Patrick O’Malley Kathryn Fortin DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020 (212) 335-4500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (333-257810)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐¨
(Do not check if a smaller reporting company)
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share	1,725,000	$13.00	$22,425,000	$2,446.57

(1)	Represents only the number of shares being registered pursuant to this Registration Statement, which includes 225,000 shares that the underwriters have the option to purchase to cover over-allotments and are in addition to the 13,800,000 shares that were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-257810), which included 1,800,000 shares that the underwriters have the option to purchase to cover over-allotments.
(2)	Based on the public offering price.
(3)	The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $13.50 on a Registration Statement on Form S-1 (File No. 333-257810), which was declared effective by the Securities and Exchange Commission on July 29, 2021. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $22,425,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed with the Securities and Exchange Commission (the “Commission”) with respect to the registration of additional shares of common stock, par value $0.01 per share, of MaxCyte, Inc. (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1, as amended (File No. 333-257810) (the “Prior Registration Statement”), which the Commission declared effective on July 29, 2021, and is being filed solely for the purpose of increasing the number of shares to be offered in the public offering by 1,725,000 shares, including 225,000 shares that may be sold pursuant to the underwriters’ option to purchase additional shares. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement.

EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of Cooley LLP as to legality.

23.1	Consent of CohnReznick LLP, independent registered public accounting firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of the Registration Statement on Form S-1 (File No. 333-257810), filed with the Commission on July 9, 2021 and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Maryland, on July 29, 2021.

MAXCYTE, INC.

By:	/s/ Doug Doerfler

Name:	Doug Doerfler

Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Doug Doerfler	President, Chief Executive Officer and Director	July 29, 2021
Doug Doerfler	(Principal Executive Officer)

/s/ Amanda L. Murphy	Chief Financial Officer	July 29, 2021
Amanda L. Murphy

/s/ Ron Holtz	Senior Vice President and Chief Accounting Officer	July 29, 2021
Ron Holtz

*	Chairman of the Board of Directors	July 29, 2021
J. Stark Thompson, PhD

*	Director	July 29, 2021
Yasir Al-Wakeel, BM BCh

*	Director	July 29, 2021
Will Brooke

*	Director	July 29, 2021
Richard Douglas, PhD

*	Director	July 29, 2021
Stanley C. Erck

*	Director	July 29, 2021
Rekha Hemrajani

*	Director	July 29, 2021
John Johnston

*	Director	July 29, 2021
Art Mandell

*	/s/ Doug Doerfler
Doug Doerfler

Attorney-in-fact